Verbal agreement

Dated April 13, 2016

This Verbal Agreement (“Agreement”) is made between Piotr Sibov, president and treasurer of Kaskad Corp. (“President”) and Kaskad Corp. (“Company”).

This Agreement is witness therefore that President has agreed to loan the Company needed funds, in the amount not more then $60,000 US (“Loan”), which is necessary for the Form S-1 registration process of the Company.

In case if the Company needs more then the Loan, it has to be certified by written agreement.

The Loan is unsecured and does not bear any interest. The Loan does not have the repayment date and other provisions.

/s/ Piotr Sibov_________________________

President of Kaskad Corp.